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                                                                  EXHIBIT 99.B11


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 15, 1995 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of Cash Equivalent Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 2-63522) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2899).


                                    /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


Chicago, Illinois

November 30, 1995